Exhibit 99.1

LED Lighting and EV Charging Solutions Provider Orion

Appoints Board Member Sally Washlow as CEO;

Confirms FY’25 Revenue Guidance

Manitowoc, WI — April 14, 2025—Orion Energy Systems, Inc. (Nasdaq: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, electric vehicle (EV) charging stations and maintenance services solutions, today announced that Orion’s Board of Directors has appointed Orion Board member Sally A. Washlow as the Company’s Chief Executive Officer, replacing Michael H. Jenkins, who is leaving the company.

Additionally, the Board promoted Orion EVP and President of Orion Services Group, Scott Green, to the role of Chief Operating Officer. Orion also announced that it expects revenue near the midpoint of its $77M - $83M revenue outlook range for fiscal year ending March 31, 2025.

Anthony Otten, Orion’s Board Chair, commented, “We thank Mike for his leadership and many contributions to our Company the past two and half years. However, our Board believes that new leadership is necessary to better focus the Company on executing Orion’s revenue growth and cost containment initiatives and returning Orion to consistent profitability. We believe Sally has the right skill set, experience and public company knowledge to lead Orion to achieve those objectives and to return our stock price to an acceptable level.”

Ms. Washlow, who joined Orion’s Board in 2022, is an accomplished executive leader with over 25 years of experience driving business growth, operational excellence, and financial success. With a proven track record of leadership across multiple industries, she has demonstrated expertise in strategic planning, operational transformation, and sales and marketing leadership.

Ms. Washlow said, “There is more work to be done, but I firmly believe Orion’s future is bright, with long-standing, strong positions in our complementary LED lighting, EV charging station and electrical maintenance businesses. We have a solid foundation upon which to drive revenue growth, enhance profitability, and become a positive cash flow generating company.”

Mr. Green has nearly thirty years of lighting industry experience. He joined Orion in 2013 with the acquisition of Harris Lighting where he served in senior leadership roles. As COO, Mr. Green will be primarily responsible for Orion’s sales and project management functions.

Ms. Washlow previously served as President of Nasdaq-traded Cobra Electronics and was named CEO following its transition to private equity ownership as Cedar Electronics, with total revenue over $200M. There she successfully led the company through a strategic transaction and the integration of the Cobra and Escort electronics businesses.

Earlier in her career, Ms. Washlow held leadership roles at Motorola and LG Electronics, where she gained extensive experience in supply chain management, product marketing, and sales. Most recently, she has served as a Practice Leader for LHH’s International Center for Executive Options, a boutique provider of executive advisory services. She has served on a variety of public and private boards and currently serves on the board of Data IO and Northbrook Bank & Trust a subsidiary of Wintrust Financial. Ms. Washlow earned a BA in Supply Chain Management from Michigan State University and a Master of Business Administration in Marketing from DePaul University.

About Orion Energy Systems (www.orionlighting.com)

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, electrical vehicle (EV) charging solutions, and maintenance services. Orion specializes in turnkey design-through-installation solutions for large national customers as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our Sustainability and Governance priorities, goals and progress here or visit our website at www.orionlighting.com.

Safe Harbor Statement

Certain matters discussed in this press release, are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe our future plans, objectives or goals, including business relationships with government customers, are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected including, but not limited to, the risks described in our filings with the Securities and Exchange Commission.

Shareholders, potential investors and other readers are urged to consider risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website. Except as required by applicable law, we assume no obligation to update any forward-looking statements publicly or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

Orion Energy Systems, Inc.

Investor Relations Contacts
Anthony Otten, Board Chair	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
alotten@stillwatergrp.com	(212) 924-9800 or OESX@catalyst-ir.com